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                                                                    EXHIBIT 23.1

                       CONSENT OF INDEPENDENT ACCOUNTANTS


     We consent to the inclusion in this Amendment No. 4 to registration statement on Form S-1 (Registration No. 333-36249) of our report dated April 18, 1997 except as to Note 15, for which the date is May 2, 1997, and Note 16(b) for which the date is November 14, 1997, on our audit of the consolidated financial statements of International Home Foods, Inc. as of December 31, 1996 and for the year ended December 31, 1996. We also consent to the reference to our Firm under the caption "Experts."



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
Parsippany, New Jersey                                       Coopers & Lybrand L.L.P.
  November 17, 1997
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